                                                               EXHIBIT 10.10


                              SECOND AMENDMENT TO
                                CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is made and dated as of February 26, 1993 among CALMAT CO., a Delaware corporation (the "Borrower"), the lenders (the "Lenders") party to the Credit Agreement referred to below and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Agent"), and amends that certain Credit Agreement dated as of June 30, 1992 among Borrower, the Lenders and the Agent, as amended by a First Amendment to Credit Agreement dated as of January 14, 1993 (as amended, the "Agreement").

                                    RECITAL

         The Borrower has requested the Lenders and the Agent, and the Lenders and Agent are willing, to amend the Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

         2. Amendments. The Borrower, the Lenders and the Agent hereby agree to amend the Agreement as follows:

         2.1 Section 1.1 of the Agreement is amended by inserting a new definition of "Annual Consolidated Capital Expenditures Limit" in proper alphabetical order as follows:

               "ANNUAL CONSOLIDATED CAPITAL EXPENDITURES LIMIT" means the limit on Consolidated Capital Expenditures set forth in subsection 6.6E, as it may be increased from time to time pursuant to such subsection."

         2.2 Section 2.6B of the Agreement is amended by deleting "0.875 of 1% per annum" and inserting "1.125 of 1% per annum" in lieu thereof.

         2.3 Section 2.6C of the Agreement is amended by deleting "0.75 of 1% per annum" and inserting "1% per annum" in lieu thereof.

         2.4 Section 2.6D of the Agreement is amended and restated in its entirety as follows:

                 "D. PRICING ADJUSTMENTS. Upon delivery by the Borrower to the Agent and Lenders of evidence, in form and substance satisfactory to the Agent, that the Borrower has obtained both a Baa2 or higher rating from Moody's Investors Service Inc. ("Moody's") and a BBB or higher rating from Standard & Poor's Corporation ("S&P"), the interest rates set forth in subsections 2.6B and 2.6C shall be reduced by .250 of 1%, effective as of the first Business Day of the succeeding month; provided, however, that if the Borrower has obtained both an A3 or higher rating from Moody's and an A- or higher rating from S&P, the interest rates set forth in subsections 2.6B and 2.6C shall be reduced by 0.375 of 1% per anum, effective as of the first Business Day of the succeeding month; provided, further, that if the Borrower thereafter fails to maintain any one of the foregoing required ratings, as applicable, the rates of interest on the Loans shall automatically revert, as applicable, to the interest rate indicated by the ratings it does maintain or the interest rate set forth in subsections 2.6B and 2.6C effective as of the first day of the succeeding month."

         2.5 The proviso to Section 6.1(v) of the Agreement is amended by deleting "$42,500,000" and inserting "$47,500,000" in lieu thereof.

         2.6 Clause (b) in the proviso to Section 6.3(iii) of the Agreement is amended and restated in its entirety as follows:

         "(b) the sum of (x) the aggregate consideration paid (including, without limitation, liabilities incurred, but excluding any consideration paid in the form of stock) for acquisitions permitted pursuant to subsection 6.7(i), plus (y) the aggregate amount of all other Investments permitted pursuant to this subsection 6.3(iii) plus
         (z) the aggregate amount of all Consolidated Capital Expenditures permitted pursuant to subsection 6.6E made in any fiscal year shall not exceed in the aggregate the Annual Consolidated Capital Expenditures Limit."

         2.7 Section 6.6 of the Agreement is amended and restated in entirety as follows:

                 "A. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth on the last day of any fiscal quarter of the Borrower to be less than the sum of (i) $270,000,000 plus (ii) an amount equal to fifty percent (50%) of positive Consolidated Net Income, measured on a cumulative basis from January 1, 1992 through and including December 31, 1993 plus (iii) commencing on January 1, 1994, in addition to the amounts added pursuant to clauses (i) and (ii) above, an amount equal to sixty percent (60%) of positive Consolidated Net Income, measured on a cumulative basis from January 1, 1994.

                 "B. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the ratio of Consolidated Income Available For Consolidated Fixed Charges to Consolidated Fixed Charges for the four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrower to be less than the ratio for each period indicated below:

                 "Four fiscal                               Minimum
                 quarters ending                             Ratio
                 ---------------                             -----
                 December 31, 1992                         1.50:1.00
                 March 31, 1993                            1.00:1.00
                 June 30, 1993                             0.80:1.00
                 September 30, 1993                        0.70:1.00
                 December 31, 1993                         1.00:1.00
                 March 31, 1994                            1.00:1.00
                 June 30, 1994                             1.50:1.00
                 September 30, 1994                        1.50:1.00
                 December 31, 1994 and
                   thereafter                              1.75:1.00

                 "C. MAXIMUM CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH RATIO. The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth on the last day of each fiscal quarter of the Borrower to exceed 1.00 to 1.00.

                 "D. MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of Consolidated EBIT to Consolidated Interest Expense for the four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrower to be less than the ratio for each period indicated below:

                 "Four fiscal                              Minimum
                 quarters ending                            Ratio
                 ---------------                            -----
                 December 31, 1992                         1.75:1.00
                 March 31, 1993                            1.15:1.00
                 June 30, 1993                             0.90:1.00
                 September 30, 1993                        0.80:1.00
                 December 31, 1993                         1.50:1.00
                 March 31, 1994                            1.50:1.00
                 June 30, 1994                             2.00:1.00
                 September 30, 1994                        2.00:1.00
                 December 31, 1994 and
                   thereafter                              2.50:1.00"

                 "E. MAXIMUM CAPITAL EXPENDITURES. The Borrower will not permit (i) Consolidated Capital Expenditures plus (ii) the aggregate amount of all other Investments permitted pursuant to subsection 6.3(ii) plus (iii) the aggregate consideration paid (including, without limitation, liabilities incurred, but excluding any consideration paid in the form of stock) for any acquisition permitted pursuant to subsection 6.7(i) to exceed $30,000,000 in the fiscal year 1993 and $75,000,000 per fiscal year thereafter (the "Annual Consolidated Capital Expenditures Limit"); provided, however, that the Annual Consolidated Capital Expenditures Limit shall be permanently increased as set forth below, by an maximum aggregate amount of $45,000,000 per fiscal year, if the ratio of Consolidated Income Available For Consolidated Fixed Charges (excluding, for purposes of this subsection 6.6E only, gains on sale of real estate and Net Assets Held For Sale, as presented in Borrower's financial statements as presented historically) to Consolidated Fixed Charges, computed on a trailing four- quarter basis, is 2.00 to 1.00 or more at the end of the following number of consecutive fiscal quarters:

                 Number of                         Increase in Annual
                 Consecutive Fiscal                Consolidated Capital
                 Quarters                          Expenditure Limit
                 ------------------                --------------------
                         2*                           $15,000,000
                         3                             15,000,000
                         4                             15,000,000

         -------------------
         "* Excluding any fiscal quarters used in computing any fiscal period of three or four consecutive fiscal quarters.

         "Any such increase shall be effective as of the first Business Day of the succeeding fiscal quarter."

         2.8 Clause (c) in the proviso to Section 6.7(i) of the Agreement is amended and restated in its entirety as follows:

         "(c) the sum of (x) the aggregate consideration paid (including, without limitation, liabilities incurred, but excluding any consideration paid in the form of stock) for acquisitions permitted pursuant to this subsection 6.7(i), plus (y) the aggregate amount of all other Investments permitted pursuant to subseciton 6.3(iii) plus
         (z) the aggregate amount of all Consolidated Capital Expenditures permitted pursuant to subsection 6.6E made in any fiscal year shall not exceed in the aggregate the Annual Consolidated Capital Expenditures Limit."


         3. Representations and Warranties. Borrower represents and warrants to the Lenders and Agent:

         3.1 Authorization. The execution, delivery and performance of this Second Amendment have been duly authorized by all necessary corporate action by the Borrower and has been duly executed and delivered by the Borrower.

         3.2 Binding Obligation. This Second Amendment is the legally valid and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally or by equitable principals relating to enforceability.

         3.3 No Legal Obstacle to Agreement. Neither the execution of this Second Amendment, the making by the Borrower of any borrowings under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Borrower. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrower of this Second Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by Borrower under the Agreement.

         3.4 Incorporation of Certain Representations. The representations and warranties set forth in Section 4 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

         3.5 Default. No Event of Default under the Agreement has occurred and is continuing or would result from this Second Amendment.

         4. Conditions, Effectiveness. The effectiveness of this Second Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery on the effective date hereof of the following to the Agent in form and substance satisfactory to the Agent:

         4.1 Corporate Resolution. The Borrower shall deliver to the Agent a copy of a standing resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on such date, authorizing or ratifying the amendments to the Agreement herein provided for and the execution, delivery and performance of this Second Amendment and any note or other instrument or agreement required hereunder.

         4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of Borrower and dated the date of this Second Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Second Amendment and any instrument or agreement required hereunder on behalf of Borrower.

         4.3 Amendment Fee. An amendment fee equal to (a) 0.250% of the Commitments, for distribution to each Lender in accordance with its Pro Rata Share plus, (b) if this Second Amendment is approved by the Requisite Lenders no later than February 26, 1993, an additional 0.125% of the Commitments, for distribution to each Lender in accordance with its Pro Rata Share.

         4.4 Advisory Fee. An advisory fee payable to BofA for its own account in an amount set forth in a letter agreement dated February 23, 1993 between the Borrower and BofA.

         4.5 Amendment to First Chicago Agreement. The Credit Agreement dated as of August 20, 1991, as amended, among the Borrower, the lenders listed therein and The First National Bank of Chicago, as agent (the "First Chicago Agreement") shall have been amended, or concurrently herewith is being amended, such that any Defaults or Events of Default (as defined therein) that may exist thereunder, or would exist thereunder upon the expiration or termination of any existing waivers, forbearances or amendments, are permanently cured or waived, all in form and substance satisfactory to the Requisite Lenders.

         4.6 Other Evidence. Such other evidence with respect to the Borrower or any other person as the Agent or any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Second Amendment and the Agreement and the compliance with the conditions set forth herein.

         5.   Miscellaneous.

         5.1 Effectiveness of the Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

         5.2 Waivers. This Second Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

         5.3 Counterparts. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall not become effective until the Borrower, the Requisite Lenders and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

         5.4 Jurisdiction. This Second Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above.


                                    CALMAT CO., a Delaware corporation

                                    By: /s/ Ronald C. Hadfield
                                       -----------------------------------
                                             Ronald C. Hadfield
                                    Title:   EVP - Chief Financial Officer
                                          --------------------------------
                                    By: /s/ Frederick T. Sauer
                                       -----------------------------------
                                             Frederick T. Sauer
                                    Title:   Vice President-Treasurer
                                          --------------------------------


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Agent

                                    By: /s/ Jouni Korhonen
                                       -----------------------------------
                                             Jouni Korhonen
                                             Vice President


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a Lender

                                    By: /s/ Valerie Milner
                                       -----------------------------------
                                            Valerie Milner
                                            Vice President


                                    THE CHASE MANHATTAN BANK, N.A.

                                    By: /s/ Dwight L. Bush
                                       -----------------------------------
                                       Name: Dwight L. Bush
                                            ------------------------------
                                       Title: Managing Director
                                             -----------------------------


                                    CHEMICAL BANK

                                    By: /s/ Jeffrey C. Howe
                                       -----------------------------------
                                       Name: Jeffrey C. Howe
                                            ------------------------------
                                       Title: Vice President
                                             -----------------------------

(Signatures continue)

                                    THE VALLEY NATIONAL BANK OF ARIZONA


                                    By: /s/ John Abbott
                                       -----------------------------------
                                       Name: JOHN ABBOTT
                                            ------------------------------
                                       Title: VICE PRESIDENT
                                             -----------------------------